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                            [LOGO] WASHINGTON MUTUAL
                            ------------------------
                             COMMERICAL REAL ESTATE

                                                             Loan No. 62-5026661

                                 LOAN AGREEMENT


        THIS LOAN AGREEMENT is made as of October 4, 2004 (the "EFFECTIVE Date"), by and between WASHINGTON MUTUAL BANK, FA, with an address at c/o National Commercial Operations Center, 555 Dividend Drive, Suite 150, Mailstop 3545PMTX, Coppell, TX 75019, Attn: Portfolio Administration ("LENDER") and BEHRINGER HARVARD 1221 COIT LP, a Texas limited partnership, with an address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, Attn: Gerald J. Reihsen, III ("BORROWER").

                                    RECITALS:

A. Borrower desires to obtain a loan (the "LOAN") from Lender in the original principal amount of approximately SIX MILLION AND NO/100 DOLLARS (U.S. $6,000,000.00); and

B. Lender is willing to make the Loan on the condition that Borrower, among other things, joins in the execution and delivery of this Agreement.

        NOW, THEREFORE, in consideration of the making of the Loan by Lender, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                             ARTICLE I. DEFINITIONS

1.1 DEFINITIONS. The addendum captioned "Definitions Addendum" is hereby incorporated by reference as if fully set forth herein. Defined terms may be used in this Agreement and in the other Loan Documents interchangeably in singular or plural form, as the context may require.

                           ARTICLE II. GENERAL TERMS

2.1 THE LOAN. Subject to, and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loan to Borrower on the Disbursement Date, which Loan will mature on the Maturity Date, subject to Borrower's option to extend the term of the Loan on the terms and conditions set forth in SECTIONS
2.4 AND 2.5.

2.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing in respect of the Loan, which will not be subject to future advances and any amount borrowed and repaid in respect of the Loan may not be reborrowed.

2.3 THE NOTE AND OTHER LOAN DOCUMENTS. The Loan shall be evidenced by the Note and evidenced or secured by the other Loan Documents executed and delivered in connection with the Loan. The Note shall bear interest as provided in the Note, and shall be subject to the payment of interest and the repayment and prepayment of the Indebtedness as provided for therein and herein. The Note shall be entitled to the benefits of this Agreement and shall be secured by the Mortgage and the other Loan Documents given to further secure the Loan.

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2.4     FIRST OPTION TO EXTEND.

        (a) Borrower shall have the option to extend the term of the Loan (the "FIRST OPTION TO EXTEND") from the Maturity Date (for purposes of this Section, "ORIGINAL MATURITY DATE") to the First Extended Maturity Date upon satisfaction of each of the following conditions precedent:

        (i) Borrower shall provide Lender with written notice of Borrower's request to exercise the First Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the Original Maturity Date;

        (ii) As of the date of Borrower's delivery of notice of request to exercise the First Option to Extend and as of the Original Maturity Date, no Event of Default shall have occurred and be continuing and no event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and be continuing, and Borrower shall so certify in writing;

        (iii) At least one hundred thousand twenty-four (100,024) square feet of net rentable area within the Premises shall be leased to, and occupied by, Qualified Tenants pursuant to Qualified Leases;

        (iv) The Premises shall have achieved and maintained a Debt Service Coverage Ratio of at least 1.20 to 1 for the ninety (90) consecutive day period ending on September 30, 2007;

        (v) Borrower shall have executed or caused the execution of all documents reasonably required by Lender to exercise the First Option to Extend and shall have delivered to Lender, at Borrower's sole cost and expense, such title insurance endorsements reasonably required by Lender;

        (vi) There shall have occurred no material adverse change, as determined by Lender in its sole and absolute discretion, in the financial condition of Borrower or Guarantor (or any other person or entity in any manner obligated to Lender under the Loan Documents) from that which existed on the Effective Date; and

        (vii) On or before the Original Maturity Date, Borrower shall have paid to Lender an extension fee in an amount equal to one-quarter of one percent (0.25%) of the then-outstanding principal balance of the Loan as of the Original Maturity Date.

        (b) Except as modified by the First Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

2.5     SECOND OPTION TO EXTEND.

        (a) If Borrower shall have exercised the First Option to Extend and the Original Maturity Date of the Note shall have been extended in accordance with the terms and provisions of this Agreement, Borrower shall have the option to further extend the term of the Loan (the "SECOND OPTION TO EXTEND") from the First Extended Maturity Date to the Second Extended Maturity Date upon satisfaction of each of the following conditions precedent:

        (i) Borrower shall provide Lender with written notice of Borrower's request to exercise the Second Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the First Extended Maturity Date;

        (ii) As of the date of Borrower's delivery of notice of request to exercise the Second Option to Extend and as of the First Extended Maturity Date, no Event of Default shall have occurred and be continuing and no event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and be continuing, and Borrower shall so certify in writing;

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        (iii)   At least one hundred thousand twenty-four (100,024) square feet of net rentable area within the Premises shall be leased to, and occupied by, Qualified Tenants pursuant to Qualified Leases;

        (iv) The Premises shall have achieved and maintained a Debt Service Coverage Ratio of at least 1.20 to 1 for the ninety (90) consecutive day period ending on September 30, 2008;

        (v) At Lender's request, in its sole and absolute discretion, Lender shall have received a Premises Appraisal (dated not more than thirty (30) days prior to the First Extended Maturity Date) confirming to the satisfaction of Lender, in its sole and absolute discretion, that the then-outstanding principal balance of the Loan as a percentage of the As-Is Appraised Value does not exceed fifty-five percent (55%);

        (vi) Borrower shall have executed or caused the execution of all documents reasonably required by Lender to exercise the Second Option to Extend and shall have delivered to Lender, at Borrower's sole cost and expense, such title insurance endorsements reasonably required by Lender;

        (vii) There shall have occurred no material adverse change, as determined by Lender in its sole and absolute discretion, in the financial condition of Borrower or Guarantor (or any other person or entity in any manner obligated to Lender under the Loan Documents) from that which existed on the Effective Date; and

        (viii) On or before the First Extended Maturity Date, Borrower shall have paid to Lender an extension fee in an amount equal to one-quarter of one quarter (0.25%) of the then-outstanding principal balance of the Loan as of the First Extended Maturity Date.

        (b) Except as modified by the Second Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

2.6 CONDITIONS PRECEDENT TO DISBURSEMENT OF LOAN PROCEEDS. Lender's obligation to make the Loan and disburse proceeds thereof shall be subject at all times to satisfaction of each of the following conditions precedent:

        (a) There shall exist no Event of Default, as defined in this Agreement, or Event of Default as defined in any of the other Loan Documents, or event, omission or failure of condition which would constitute an Event of Default after notice or lapse of time, or both; and

        (b) Lender shall have received all Loan Documents, other documents, instruments, policies and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents; and

        (c) Lender shall have received a Premises Appraisal (dated no more than thirty (30) days prior to the Disbursement Date) confirming to the satisfaction of Lender, in its sole and absolute discretion, that: (i) the Commitment Amount as a percentage of the As-Is Appraised Value does not exceed fifty-five percent (55%); and (ii) the Commitment Amount as a percentage of the Cost of the Premises does not exceed fifty-five percent (55%); and

        (d) No event shall have occurred, nor shall any condition exist, that could have an adverse effect on the enforceability of the Loan Documents, be materially adverse to the financial condition of Borrower or Guarantor, impair the ability of Borrower or Guarantor to fulfill its material obligations under the Loan Documents or otherwise have any adverse effect whatsoever on the Premises; and

        (e) The Improvements shall not have been damaged and not repaired or, if the Improvements have been damaged and not repaired, Borrower shall have deposited with Lender, Borrower's funds or insurance proceeds

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in an amount sufficient, in Lender's sole and absolute determination, to repair and restore the damaged Improvements to their condition prior to such damage;
and

        (f) The Premises shall not be the subject of any pending or threatened condemnation or adverse zoning proceeding; and

        (g) Lender shall have received and approved in form and substance satisfactory to Lender, in its sole and absolute discretion: (i) a soils report for the Premises; (ii) the Survey; (iii) an environmental questionnaire and environmental site assessment with respect to the presence, if any, of Hazardous Materials on the Premises; (iv) copies of all agreements, permits and licenses which are material to the ownership, use and operation of the Improvements to the extent in Borrower's possession or control; (v) a Premises inspection and engineering report; and (vi) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any governmental agency in connection with the Premises and Improvements; and

        (h) That certain Lease Agreement dated January 15, 1998, by and between Borrower (as assignee of 98 CUSA Plano, L.P., as assignee of Trademark Emerson Property Company, LLC, a Texas limited liability company) and Telvista (as assignee of CompUSA Stores, L.P., as assignee of CompUSA Inc.) (the "COMPUSA/TELVISTA LEASE") shall be in full force and effect, the form and substance thereof shall have been approved in writing by Lender and Borrower shall own and hold the same and be the Landlord thereunder; and

        (i) Each lease of space in the Premises shall be a Qualified Lease and Lender shall have received for each Qualified Lease (including, without limitation, the CompUSA/Telvista Lease): (i) a subordination, non-disturbance and attornment agreement in Lender's standard form, executed by the Qualified Tenant, Lender and Borrower, subordinating such Qualified Lease to the lien, security interests, rights and interests of Lender under the Loan Documents; and
(ii) an estoppel certificate in Lender's standard form, pursuant to which the Qualified Tenant certifies that the Qualified Lease is in full force and effect, no defaults exist on the part of the Qualified Tenant, as tenant thereunder, or Borrower, as landlord thereunder, and such other matters included in such form and as Lender shall otherwise require; and

        (j) Borrower shall have paid to Lender a commitment fee in an amount equal to one-half of one percent (0.50%) of the Commitment Amount.

2.7 MANDATORY PRINCIPAL PAYMENTS. Commencing on the first (1st) day of the month after the Effective Date and continuing on the first (1st) day of each month thereafter until the Loan is paid and satisfied in full, Borrower shall, in addition to the interest payments due and payable under the Note, make mandatory principal payments (each, a "MANDATORY PRINCIPAL PAYMENT") to Lender in an amount equal to FORTY ONE THOUSAND THREE HUNDRED SIXTY AND NO/100 DOLLARS ($41,360.00). Contemporaneously with the payment of each Mandatory Principal Payment, Borrower shall notify Lender, in writing, the Fixed Rate Portion or Fixed Rate Portions against which such Mandatory Principal Payment is to be applied. In the event Borrower fails to so notify Lender at the time of such payment, Lender shall elect, in its sole and absolute discretion, the Fixed Rate Portion or Fixed Rate Portions against which such Mandatory Principal Payment will be applied.

             ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS

        Borrower represents and warrants to Lender that, to Borrower's current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the Effective Date and continuing thereafter, and covenants as follows:

3.1     REPRESENTATIONS AND WARRANTIES RELATING TO BORROWER.

        (a) ORGANIZATION. If Borrower is an Entity, Borrower is and, until the Indebtedness is paid in full, will continue to: (a) be a duly organized and validly existing Entity in good standing under the laws of the state of its formation, (b) be duly qualified as a foreign Entity in each jurisdiction in which the nature of its business, the Premises or any of the other Collateral makes such qualification necessary or desirable, (c) have the requisite Entity

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power and authority to carry on its business as now being conducted, (d) have the requisite Entity power to execute, deliver and perform its obligations under the Loan Documents, and (e) comply with the provisions of all of its organizational documents and the Legal Requirements of the state of its formation.

        (b) AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance of the Loan Documents and the borrowing evidenced by the Note: (i) are within the applicable powers of Borrower and each other party to the Loan Documents (other than Lender); (ii) have been authorized by all requisite action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any provision of law, any order or judgment of any court or Governmental Authority, the articles of incorporation, by-laws, partnership, operating or trust agreement, or other governing instrument of Borrower or any other party to the Loan Documents (other than Lender), or any indenture, agreement or other instrument to which Borrower or any other party to the Loan Documents (other than Lender) is a party or by which any such party or any of their respective assets or the Premises is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of such party's assets, except the liens and security interests created by the Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority or other body (except for the recordation of the Mortgage and any other Loan Document intended to be recorded in the appropriate land records in the State and except for UCC filings relating to the security interest created hereby).

        (c) ENFORCEABILITY. The Loan Documents constitute the legal, valid and binding obligations of Borrower, Guarantor and the other parties to the Loan Documents (other than Lender), enforceable against each such party in accordance with their respective terms.

        (d) FINANCIAL CONDITION. The financial statements of Borrower, of each general partner (if Borrower is a partnership), of each member (if Borrower is a limited liability company) and of each Guarantor, if any, previously delivered to Lender: (i) are complete and correct; and (ii) present fairly the financial condition of such party. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Borrower to Lender and approved in writing by Lender.

        (e) LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending and served or threatened against Borrower or the Premises, other than those previously disclosed in writing by Borrower to Lender.

        (f) NOT FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of ss.1445(f)(3) of the Code.

        (g) AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which Borrower or the Premises is bound.

        (h) ORGANIZATIONAL DOCUMENTS; STATE OF FORMATION; AND BORROWER'S TRADE NAMES. Borrower's chief executive office (or principal residence, if applicable) is located at the address shown on page one of this Loan Agreement. Borrower is an organization organized solely under the laws of the State of Texas. All organizational documents of Borrower delivered to Lender are complete and accurate in every respect. Borrower's legal name is exactly as shown on page one of this Loan Agreement and the Mortgage. Borrower does not conduct its business "also known as," "doing business as" or under any other name.

        (i) NO DEFAULTS. No default or Event of Default exists under or with respect to any Loan Document.

        (j) REPORTS. All reports, documents, instruments and information delivered to Lender in connection with the Loan: (i) are correct and sufficiently complete to give Lender accurate knowledge of their subject matter;

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and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

        (k) INCOME TAXES. There are no pending assessments or adjustments of Borrower's income tax payable with respect to any year.

        (l) SOLVENCY. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Borrower, and Borrower, on the Disbursement Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Disbursement Date, Borrower will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Borrower is able to pay its debts as they become due.

3.2     REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO THE PREMISES.

        (a)     TITLE ISSUES.

        (i) TITLE. Borrower owns good, indefeasible, marketable and insurable fee simple title to the Premises and the Collateral, free and clear of all liens, other than the Permitted Encumbrances applicable to the Premises, and until the Indebtedness is paid in full Borrower shall not permit any liens (other than the Permitted Encumbrances or any lien that is contested by Borrower in accordance with and subject to the Mortgage) to attach to the Premises or the Collateral. Borrower has good title to the Premises and the Collateral and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. There are not now, and until the Indebtedness is paid in full, there will not be any outstanding options or agreements to purchase or rights of first refusal affecting the Premises. None of the Permitted Exceptions will, individually or in the aggregate, materially and adversely affect the security intended to be provided by the Mortgage, the ability of the Premises to generate net operating income sufficient to permit Borrower to pay in full the Loan, the use of the Premises for the use currently being made thereof, the operation of the Premises or the value or marketability of the Premises. The Collateral constitutes all of the material personal property required for the use and operation of the Premises.

        (ii) TAKING. No Taking has been commenced or is contemplated with respect to all or any portion of the Premises or for the relocation of roadways providing access to the Premises.

        (iii) MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Premises which are or may be prior to or equal to the lien of the Mortgage. All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

        (iv) OWNERSHIP OF FF&E. Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Premises, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by the Loan Documents securing the Loan.

        (v) SEPARATE TAX PARCEL. The Premises are and, until the Indebtedness is paid in full, will be assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is and, until the Indebtedness is paid in full, will be assessed and taxed together with the Premises or any portion thereof.

        (vi) LEASES. The copy of the CompUSA/Telvista Lease provided to Lender prior to the Effective Date is true, correct and complete and there are no other leases, purchase agreements, options or similar other agreements relating to the use, occupancy or ownership of the Premises.

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        (vii)   TAXES; SPECIAL ASSESSMENTS. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Premises have been paid. Except as disclosed in the Title Insurance Policy, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Premises, nor are there any contemplated improvements to the Premises that may result in such special or other assessments until the Indebtedness is paid in full.

        (b)     STATUS OF THE PREMISES.

        (i) FLOOD OR SEISMIC HAZARD. No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or the Federal Emergency Management Agency or any successor thereto as an area having special flood or seismic hazards.

        (ii) PERMITS; COMPLIANCE WITH LAWS; ENCROACHMENTS. As of the date hereof, and until the Indebtedness is paid in full: (a) Borrower has obtained and will maintain all necessary certificates, licenses, permits and other approvals, governmental and otherwise, necessary for the operation of the Premises; (b) the Premises and the present and contemplated use, occupancy, operation and construction thereof are and will remain in full compliance with all covenants and restrictions and all applicable licenses, permits and other approvals, and all Legal Requirements applicable to the Premises, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. Section 12101 et seq.), land use and environmental laws and other similar laws; (c) none of the Improvements lie or will lie outside of the boundaries of the Land or the applicable building restriction lines; and (d) no improvements on adjoining properties (now or will) materially encroach upon the Land.

        (iii) UTILITIES. The Premises is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Premises has accepted or is equipped to accept such utility service. The Premises is served by public water and sewer systems. All of the foregoing utilities are located in the public right-of-way abutting the Premises, and all such utilities are connected so as to serve the Premises either (a) without passing over other property or,
                (b) if such utilities pass over other property, they do so pursuant to valid written easements which appear of record against the Premises.

        (iv) ACCESS. All public roads and streets necessary for service of and access to the Premises for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public.

        (v) CONDITION OF PREMISES. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Lender, the Premises are in good condition and repair and are free from any damage that would materially and adversely affect the value of the Premises as security for the Loan or the intended use of the Premises. All building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear.

        (vi) WETLANDS. No part of the Premises consists of or is classified as wetlands, tidelands or swamp and overflow lands.

        (c)     COVENANTS RELATING TO PREMISES.

        (i) LEASES. All leases or other agreements of any kind relating to the use or occupancy of all or any part of the Premises shall be with Qualified Tenants pursuant to Qualified Leases. Borrower further covenants and agrees not to, without Lender's prior written consent, terminate, alter, amend, modify or otherwise change the CompUSA/Telvista Lease in any respect, or waive, expressly or impliedly, any rights or benefits of Borrower thereunder.

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        (ii)    ESCROW ACCOUNT. Borrower covenants and agrees as follows:

        (A) TENANT IMPROVEMENT RESERVE DEPOSITS. Commencing on January 1, 2005, and continuing on the first (1st) day of each month thereafter until the Loan is paid and satisfied in full, Borrower shall deposit into the Escrow Account the sum of TWENTY THOUSAND EIGHT HUNDRED FIFTY AND NO/100 DOLLARS ($20,850.00) (individually, a "TENANT IMPROVEMENT RESERVE DEPOSIT" and, collectively, the "TENANT IMPROVEMENT RESERVE DEPOSITS").

        (B) WITHDRAWALS FROM ESCROW ACCOUNT. In the event Telvista or any other person or entity exercises the right to terminate the CompUSA/Telvista Lease and provided no Event of Default shall have occurred and be continuing, Borrower shall be entitled to withdraw, in accordance with the provisions of this SUBSECTION 3.2(C)(II)(B) and EXHIBIT A, funds on deposit in the Escrow Account. All requests for withdrawal from the Escrow Account shall be made by Borrower, in writing, and in accordance with the terms and provisions of EXHIBIT A attached hereto and incorporated herein. Borrower covenants and agrees that it shall use all funds withdrawn only for the purpose for which they were disbursed.

        (C) TELVISTA EARLY TERMINATION FEE. In the event Telvista or any other person or entity exercises the right to terminate the CompUSA/Telvista Lease, Borrower covenants and agrees to promptly deposit into the Escrow Account one hundred percent (100%) of any fee, payment or other consideration paid by Telvista or any other person or entity in connection with such termination, including, without limitation, the Termination Fee (as defined in the CompUSA/Telvista Lease) of $960,839.00 (the "TELVISTA EARLY TERMINATION FEE").

        (D) ESCROW ACCOUNT/PLEDGE AND ASSIGNMENT. All Tenant Improvement Reserve Deposits and any Telvista Early Termination Fee shall be placed in the Escrow Account with, and controlled by, Lender for disbursement under this Agreement. As additional security for Borrower's performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender and hereby grants to Lender, a security interest in and right of set-off against: (1) the Escrow Account; (2) all cash, instruments, securities, investments and other property from time to time transferred or credited to, contained in or comprising the Escrow Account; (3) all statements, certificates, passbooks and instruments representing the Escrow Account or any of the foregoing; (4) any and all substitutions or additions of or with respect to any of the foregoing; and (5) any and all proceeds and products of any of the foregoing, whether now owned and existing or hereafter acquired or arising, including, without limitation: (a) interest, principal, dividends and other amounts or distributions received with respect to any of the foregoing; and
                (b) property received upon the sale, exchange or other disposition of any of the foregoing. For purposes of Chapter 9, Subchapter L, Section 9.304 of the Texas Business and Commerce Code, Lender's jurisdiction shall be the State of Texas and the Escrow Account shall be deemed to be maintained at Lender's office located at 555 Dividend Drive, Suite 150, Mailstop 3545PMTX, Coppell, TX 75019

                       ARTICLE IV. ENVIRONMENTAL MATTERS

4.1 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties to the Indemnified Parties:

        (a) Except as disclosed in any Phase I Environmental Report and in any other environmental reports relating to the Premises delivered to Lender by Borrower prior to the date hereof (collectively, the "ENVIRONMENTAL Report"), there is no Hazardous Material at, on or in the Premises, or within any Improvement on the Premises, nor has any Hazardous Material been discharged from the Premises or penetrated any surface or subsurface rivers or streams crossing or adjoining the Premises or the aquifer underlying the Premises;

        (b) Borrower has complied and, to Borrower's actual knowledge, the Premises complies with all Environmental Laws relating to the Premises and has satisfied any recommendations made in the Environmental Report; and

        (c) There are no pending or threatened claims, actions or proceedings related to Hazardous Materials or any Environmental Activity or Condition.

4.2     ENVIRONMENTAL COVENANTS. Borrower at all times covenants and agrees:

        (a) that it shall not cause or permit the Premises to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials, that it shall comply and cause the Premises to comply with all Environmental Laws and that it shall not cause or permit any Hazardous Material to exist on or discharge from any property owned or used by Borrower which would result in any charge or lien upon the Premises;

        (b) in response to the presence of any Hazardous Materials on, under or about the Premises, that Borrower shall immediately take, at Borrower's sole expense, all remedial action required by any Environmental Laws, including without limitation the development, implementation, maintenance and completion of an operations and maintenance program with respect to such Hazardous Materials in form and substance acceptable to Lender and to promptly pay any claim and remove any charge or lien upon the Premises due to an Environmental Activity or Condition;

        (c) to immediately notify Lender in writing of: (i) the discovery of any Environmental Activity or Condition; (ii) any claims or actions pending or threatened against Borrower or the Premises by any governmental entity or agency or any other Person relating to Hazardous Materials or pursuant to the Environmental Laws; and (iii) the discovery of any Hazardous Materials on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to become contaminated with Hazardous Materials; and

        (d) to not change or permit any change in the general use of the Premises without Lender's prior written consent; and

        (e) to conduct any required remediation on the Premises, using one or more contractors selected by Borrower and, at the option of Lender, approved in advance in writing by Lender, in accordance with all applicable Environmental Laws and in a good, safe and workmanlike manner. Borrower shall pay all costs in connection with such investigatory and remedial activities and shall promptly provide to Lender copies of testing reports and results generated in connection with such activities. Promptly upon completion of such remediation, Borrower shall restore the Premises to the maximum extent possible, which shall include, without limitation, capping of any monitoring wells and the repair of any surface damage, including paving, and the repair, restoration or re-construction of any damaged Improvements caused by such investigation or remediation, all in compliance with Environmental Laws. Within thirty (30) days of demand therefor, Borrower shall provide the Indemnified Parties with a bond, letter of credit or similar financial assurance satisfactory to Lender evidencing that the necessary funds are available to perform the obligations established by this Article.

4.3     ENVIRONMENTAL INDEMNITY.

        (a) BORROWER HEREBY AGREES, AT ITS SOLE COST AND EXPENSE, TO INDEMNIFY, PROTECT, HOLD HARMLESS AND DEFEND THE INDEMNIFIED PARTIES FOR, FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, DAMAGES, LOSSES, LIABILITIES, OBLIGATIONS, PENALTIES, FINES, ACTIONS, CAUSES OF ACTION, JUDGMENTS, SUITS, PROCEEDINGS, COSTS, DISBURSEMENTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES, DISBURSEMENTS AND COSTS OF ATTORNEYS, ENVIRONMENTAL CONSULTANTS AND EXPERTS), AND ALL CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER (COLLECTIVELY, "LOSSES") WHICH MAY AT ANY TIME BE IMPOSED UPON, INCURRED, OR SUFFERED BY, OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY DIRECTLY OR INDIRECTLY RELATING TO OR ARISING FROM ANY OF THE FOLLOWING:

        (i) ANY PAST, PRESENT OR FUTURE ENVIRONMENTAL ACTIVITY OR CONDITION AFFECTING ALL OR ANY PORTION OF THE PREMISES TO THE EXTENT ATTRIBUTABLE TO MATTERS, ACTIVITIES OR CONDITIONS OCCURRING PRIOR TO LENDER OBTAINING EXCLUSIVE POSSESSION OF THE PREMISES THROUGH FORECLOSURE OR DEED IN LIEU THEREOF UNLESS CAUSED BY BORROWER;

        (ii) THE INACCURACY OF ANY OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE; OR

        (iii) ANY FAILURE OF BORROWER TO PERFORM ANY COVENANT SET FORTH IN THIS ARTICLE.

THIS INDEMNITY SHALL INCLUDE THE NEGLIGENCE AND/OR STRICT LIABILITY OF THE INDEMNIFIED PARTIES, BUT NOT ANY CLAIM, LOSS, DAMAGE, COST, EXPENSE OR LIABILITY TO THE EXTENT DIRECTLY OR INDIRECTLY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE INDEMNIFIED PARTIES. In the event any such claim is made against any of the Indemnified Parties, Lender shall have the right to select the engineers and consultants in connection with the defense of the Indemnified Parties, to determine the appropriate legal strategy for such defense and to compromise or settle such claims, all in Lender's discretion, and Borrower shall be liable to Lender in accordance with the terms hereof for all Losses suffered or incurred by Lender in this regard.

        (b) The obligations of Borrower under this Article are independent of and shall not be measured or affected by the: (i) modification, expiration, release or termination of the Loan Documents; (ii) the discharge or repayment in full of the Loan (including, without limitation, by amounts paid or credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure); (iii) the receivership, bankruptcy, insolvency or dissolution of Borrower; or (iv) the sufficiency of any collateral (including, without limitation, the Premises) given to Lender to secure repayment of the Loan.

        (c) Notwithstanding any provision in this Article or any other Loan Document to the contrary, Borrower acknowledges and agrees that this Article shall supersede any provision in any other Loan Document which in any way limits the personal liability of Borrower under such Loan Document for any obligations arising under this Article and that Borrower shall be personally liable for any obligations arising under this Article, even if the amount of the obligations exceeds the amount of the Loan.

        (d) Without limiting any of the other provisions hereof, if Lender acquires legal possession and/or title to the Premises and becomes aware of any Environmental Activity or Condition for which Borrower may have liability in accordance with the other provisions of this Article, whether or not a claim is asserted against Lender or any of the other Indemnified Parties, Lender shall have the right to take such action as it shall deem reasonably necessary, in its discretion, to protect health, safety and the value of the Premises and to minimize the probability or extent of liability of Lender and the other Indemnified Parties.

4.4 INSPECTION. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Premises in accordance with the terms of the Mortgage.

4.5 ENFORCEMENT. The covenants, agreements, indemnities, terms and conditions contained in this Article shall extend to and be binding upon Borrower, its heirs, executors, administrators, successors and assigns, and shall inure to the benefit of, and may be enforced by Lender or any of the other Indemnified Parties and its and their successors and assigns.

                   ARTICLE V. EVENTS OF DEFAULT AND REMEDIES

5.1 REMEDIES. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under this Agreement, the Note, the Mortgage or any of the other Loan Documents, or at law or in equity may be exercised by Lender at any time and from time to time, without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Premises or all or any portion of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                        ARTICLE VI. FINANCIAL REPORTING

6.1 FINANCIAL REPORTING. Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles or in accordance with other methods of accounting acceptable to Lender in its sole and absolute discretion, consistently applied ("APPROVED ACCOUNTING METHOD") and shall furnish to Lender the following, which shall be prepared, dated and certified by Borrower as true, correct and complete in the form required by Lender, unless otherwise specified below:

        (a) OPERATING STATEMENT. Not later than forty-five (45) days after and as of the end of each period consisting of one calendar quarter (the "REPORTING PERIOD"), operating statements relating to the Premises and showing all revenues and expenses during each month, quarter and year-to-date ("OPERATING STATEMENTS"), provided that Operating Statements providing fourth quarter and year-end information shall be delivered not later than ninety (90) days after the end of the Reporting Period;

        (b) RENT ROLL. Not later than forty-five (45) days after and as of the end of each period consisting of two calendar quarters (the "RENT ROLL REPORTING PERIOD"), a rent roll signed and dated by Borrower, in a form acceptable to Lender, showing the following lease information with regard to each tenant: the name of the tenant, the amount of square feet occupied by such tenant, monthly or other periodic rental amount, dates of commencement and expiration of the lease and payment status ("RENT ROLL"), provided that a Rent Roll providing fourth quarter and year-end information shall be delivered not later than ninety (90) days after the end of the Rent Roll Reporting Period;

        (c) BALANCE SHEET. Not later than forty-five (45) days after and as of the end of each Reporting Period, a balance sheet showing all assets and liabilities of Borrower; and

        (d) OTHER INFORMATION. At any time, upon Lender's delivery to Borrower of at least five (5) Business Days prior written notice, such other information with regard to Borrower, principals of Borrower, Guarantor or the Premises as Lender may reasonably request in writing, including, without limitation: (i) tax returns and supporting schedules within thirty (30) days after filing; and (ii) in connection with a contemplated Securization Transaction and upon request of Lender: (A) not later than ten (10) days after such request, Operating Statements and Rent Rolls for the prior calendar month; and (B) Operating Statements and Rent Rolls not later than ten (10) days after and as of the end of each calendar month (including the calendar month in which the request is received); which monthly Operating Statements and Rent Rolls will be provided to Lender on an ongoing basis if so requested by Lender.

6.2 FORM; WARRANTY. Borrower agrees that all financial statements to be delivered to Lender pursuant to SECTION 6.1 shall: (a) be complete and correct;
(b) present fairly the financial condition of the party; and (c) disclose all liabilities that are required to be reflected or reserved against. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no Material Adverse Effect since the date of the financial statement, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all rent rolls and other information to be delivered to Lender pursuant to SECTION 6.1 shall not contain any misrepresentation or omission of a material fact.

6.3 LATE CHARGE. If any financial statement, leasing schedule or other item required to be delivered to Lender pursuant to SECTION 6.1 is not delivered within ten (10) days of the date such items are due, Borrower shall immediately pay to Lender, without demand, as a late charge, the sum of $500 per item; provided, however, that the payment of the late charge by itself does not otherwise cure the Event of Default pertaining to such failure to deliver the financial statements. In addition, Borrower shall promptly pay to Lender an additional late charge of $500 per item for each full month during which such item remains undelivered following written notice from Lender. Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower's payments under this Section are a reasonable estimate of such expenses.

                           ARTICLE VII. MISCELLANEOUS

7.1 SALE OR PARTICIPATION OF LOAN. Lender may at any time sell, assign, participate or securitize all or any portion of Lender's rights and obligations under the Loan Documents (any of the foregoing, a "SECURITIZATION TRANSACTION"). Borrower agrees that Lender may disseminate any and all information pertaining to the Premises, Borrower, any Interest Owner or any Guarantor to any relevant party in connection with such Securitization Transaction.

7.2 NOTICES. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other nationally-recognized overnight messenger service, or first class registered or certified mail, postage prepaid, return receipt requested. A written notice shall be deemed to have been given to the recipient party on the earlier of: (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, upon the first to occur of receipt or the expiration of three (3) days after deposit in the United States Postal Service mail. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

If to Borrower:  Behringer Harvard 1221 Coit LP
                 15601 Dallas Parkway, Suite 600
                 Addison, Texas  75001
                 Attn:  Gerald J. Reihsen, III

If to Lender:    Washington Mutual Bank, FA
                 c/o National Commercial Operations Center
                 555 Dividend Drive, Suite 150
                 Mailstop 3545PMTX
                 Coppell, TX 75019
                 Attn:  CRE Administration

With a copy to:  Washington Mutual Bank, FA
                 c/o National Commercial Operations Center
                 555 Dividend Drive, Suite 150
                 Mailstop 3545PMTX
                 Coppell, TX 75019
                 Attn: Portfolio Administration

Any party hereto may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

7.3 COSTS AND EXPENSES. Borrower shall immediately pay Lender upon demand all reasonable costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and all other documents contemplated hereby; (b) the enforcement or satisfaction by Lender of any of Borrower's and Guarantor's obligations under this Agreement and the other Loan Documents; (c) appraisals and inspections of the Premises or Collateral required by Lender as a result of (i) a Transfer or proposed Transfer, or (ii) an Event of Default; (d) appraisals and inspections of the Premises or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (e) any acts performed by Lender at Borrower's request or wholly or partially for the benefit of Borrower (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Indebtedness). For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all appraisal fees, costs of engineering and inspection fees, legal fees and expenses (for both in-house counsel and outside counsel), servicing fees, accounting fees, environmental consultant fees, auditor fees, and the cost to Lender of any insurance review, reasonable and necessary travel expenses, title insurance premiums, escrow charges, title surveys, reconveyance and notary fees.

7.4 INDEMNITY. WITHOUT IN ANY WAY LIMITING ANY OTHER INDEMNITY CONTAINED IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, BORROWER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER AND THE OTHER INDEMNIFIED PARTIES FOR, FROM AND AGAINST ANY CLAIM, LOSS, DAMAGE, COST, EXPENSE OR LIABILITY TO THE EXTENT DIRECTLY OR INDIRECTLY ARISING OUT OF: (A) THE MAKING OF THE LOAN, EXCEPT FOR VIOLATIONS OF BANKING LAWS OR REGULATIONS BY THE INDEMNIFIED PARTIES; (B) THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; (C) THE EXECUTION OF THIS AGREEMENT OR THE PERFORMANCE OF ANY ACT REQUIRED OR PERMITTED HEREUNDER OR BY LAW; (D) ANY FAILURE OF BORROWER TO PERFORM BORROWER'S OBLIGATIONS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; (E) ANY ALLEGED OBLIGATION OR UNDERTAKING ON THE INDEMNIFIED PARTIES' PART TO PERFORM OR DISCHARGE ANY OF THE REPRESENTATIONS, WARRANTIES, CONDITIONS, COVENANTS OR OTHER OBLIGATIONS OF BORROWER CONTAINED IN ANY OTHER DOCUMENT RELATED TO THE PREMISES; OR (F) ANY ACT OR OMISSION BY BORROWER OR ANY CONTRACTOR, AGENT, EMPLOYEE OR REPRESENTATIVE OF BORROWER WITH RESPECT TO THE PREMISES. THE FOREGOING TO THE CONTRARY NOTWITHSTANDING, THIS INDEMNITY SHALL INCLUDE THE NEGLIGENCE AND/OR STRICT LIABILITY OF THE INDEMNIFIED PARTIES, BUT NOT ANY CLAIM, LOSS, DAMAGE, COST, EXPENSE OR LIABILITY TO THE EXTENT DIRECTLY OR INDIRECTLY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE INDEMNIFIED PARTIES. THIS INDEMNITY SHALL INCLUDE, WITHOUT LIMITATION, ALL COURT COSTS AND REASONABLE ATTORNEYS' FEES (INCLUDING, WITHOUT LIMITATION, EXPERT WITNESS FEES) PAID OR INCURRED BY LENDER OR ANY OF THE OTHER INDEMNIFIED PARTIES. BORROWER SHALL PAY IMMEDIATELY UPON LENDER'S DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE AS SPECIFIED THEREIN. BORROWER AGREES TO USE LEGAL COUNSEL REASONABLY ACCEPTABLE TO LENDER AND THE OTHER INDEMNIFIED PARTIES IN ANY ACTION OR PROCEEDING ARISING UNDER THIS INDEMNITY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE RELEASE OR FORECLOSURE OF THE MORTGAGE.

7.5 NO LIABILITY OF LENDER. Borrower acknowledges and agrees that Lender's acceptance or approval of any action of Borrower or any other matter requiring Lender's approval, satisfaction, acceptance or consent pursuant to this Agreement or the other Loan Documents, including any report certificate, financial statement, appraisal or insurance policy, will not be deemed a warranty or representation by Lender of the sufficiency, legality, effectiveness or other import or effect of such matter.

7.6 ATTORNEYS' FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement or any of the other Loan Documents, or as a consequence of any Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys' fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date paid by Lender until repaid by Borrower to Lender at the rate of interest applicable to the principal balance of the Note as specified therein.

7.7 NO THIRD PARTIES BENEFITED. This Agreement is between and for the sole benefit of Borrower and Lender, and Lender's successors and assigns, and, except as provided in SECTION 4.5 hereof, creates no rights whatsoever in favor of any other Person and no other Person will have any rights to rely hereon.

7.8 TIME IS OF THE ESSENCE. Time is of the essence of each of Borrower's obligations under this Agreement. The waiver by Lender of any Event of Default under this Agreement or the other Loan Documents will not be deemed a waiver of any subsequent Event of Default.

7.9 BINDING EFFECT; NO BORROWER ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, administrators, successors and assigns; provided however Borrower may not assign its rights or interests in this Agreement without the prior consent of Lender, as provided in the Mortgage.

7.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts when taken together shall constitute but one agreement.

7.11 CONSENTS AND APPROVALS. Wherever Lender's consent, approval, acceptance or satisfaction is required under any provision of this Agreement or any of the other Loan Documents, such consent, approval, acceptance or satisfaction may be withheld or conditioned by Lender, in its sole and absolute discretion, unless such provision expressly provides to the contrary.

7.12 INTEGRATION; AMENDMENTS; CONSENTS. This Agreement, together with the other Loan Documents, constitutes the entire agreement of the parties with respect to the Loan, and supersedes any prior negotiations or agreements, and supersedes any loan application submitted by Borrower to Lender and any commitment letter for the Loan delivered by Lender to Borrower. No modification, extension, discharge, termination or waiver of any provision of this Agreement or the other Loan Documents will be effective unless in writing, signed by the Person against whom enforcement is sought, and will be effective only in the specific instance for which it is given.

7.13 GOVERNING LAW. The Loan will be deemed to have been made in the State where the Premises are located and this Agreement and the other Loan Documents will be governed by and construed and enforced in accordance with the laws of the State where the Premises are located, without regard to its conflicts of laws principles. Borrower and Lender each unconditionally and irrevocably waives any right to assert that the law of any other jurisdiction governs this Agreement and the other Loan Documents.

7.14 JURISDICTION. Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Washington, the State where the Premises are located, and the State in which Borrower's principal place of business is located over any suit, action, or proceeding arising out of or relating to this Agreement or the Loan evidenced hereby and any state court sitting in the county of the State where the Premises are located over any suit, action, or proceeding brought by Lender to exercise any of its rights under the Loan Documents or any action brought by the Lender to enforce its rights with respect to the Collateral. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Borrower further consents and agrees to service of any summons, complaint or other legal process in any such suit, action or proceeding by registered or certified U.S. mail, postage prepaid, to Borrower at the address for notices described in this Agreement, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

7.15 SEVERABILITY OF PROVISIONS. If a court of competent jurisdiction finds any provision of this Agreement or the other Loan Documents to be invalid or unenforceable as to any Person or circumstance in any State, such finding will not render that provision invalid or unenforceable as to any other Person or circumstance or in any other State. Where permitted by Legal Requirements, any provision found invalid or unenforceable will be deemed modified to the extent necessary to be within the limits of enforceability or validity; however, if such provision cannot be deemed so modified, it will be deemed stricken and all other provisions of this Agreement in all other respects will remain valid and enforceable.

7.16 PREFERENCES. Lender will have no obligation to marshal any assets for the benefit of Borrower or any other Person or in satisfaction of any or all of the Indebtedness. Lender will have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Indebtedness. To the extent Borrower makes a payment to Lender or Lender receives any proceeds from the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy, insolvency or other law, or for equitable cause, then, to the extent of such payment or proceeds released by Lender, the Indebtedness will be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

7.17 JOINT AND SEVERAL OBLIGATIONS. If this Agreement is executed by more than one Person as Borrower, the Indebtedness will be joint and several obligations.

7.18 NO JOINT VENTURE OR PARTNERSHIP. Borrower and Lender intend that the relationship created under this Agreement and the other Loan Documents be solely that of borrower and lender. Nothing is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant to Lender any interest in the Premises other than that of mortgagee (or in the case of a deed of trust, beneficiary) or secured party.

7.19 WAIVER OF COUNTERCLAIM. Borrower hereby waives, to the extent permitted by applicable law, the right to assert any counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against Borrower by Lender under any of the Loan Documents.

7.20 PUBLICITY. Borrower hereby grants permission to Lender and any subsequent holder of the Loan to issue press releases, advertisements and other promotional materials concerning the financing of the Premises, which materials may include the property name and description, loan amount, major tenants, loan term and amortization and the identity of Borrower and Guarantor, if any.

7.21 HEADINGS. The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

7.22 CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the other Loan Documents. When the context and construction so require, all capitalized terms used in the singular herein shall be deemed to have been used in the plural and vice versa.

7.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF; OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

7.24 JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

7.25 STATE SPECIFIC PROVISIONS. Notwithstanding anything contained herein to the contrary:

        (a) ADDITIONAL REPRESENTATION REGARDING BORROWER. Borrower warrants, represents and covenants that: (i) the loan evidenced by the Note is made to Borrower solely for the purpose of acquiring or carrying on a business or commercial enterprise; (ii) all proceeds of the Note shall be used only for business and commercial purposes; and (iii) no funds disbursed hereunder shall be used for personal, family, agricultural or household purposes.

        (b)     INTEREST PROVISIONS.

        (i) SAVINGS CLAUSE. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount: (A) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents;
                (B) contracted for, charged or received by reason of Lender's exercise of the option to accelerate the maturity of the Note and/or the Related Indebtedness; or (C) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, AB INITIO, and all amounts in excess of the Maximum ---------- Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or the Related Indebtedness (or, if the Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; PROVIDED, HOWEVER, if the Note has been paid in -------- ------- full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

        (ii) DEFINITIONS. As used herein, the term "MAXIMUM LAWFUL RATE" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Note and the other Loan Documents. As used herein, the term "CHARGES" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term "RELATED INDEBTEDNESS" shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Note.

        (iii) CEILING ELECTION. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

7.26 LIMITATION OF LENDER'S LIABILITY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO CLAIM MAY BE MADE BY BORROWER OR GUARANTOR, OR ANY OTHER PERSON, AGAINST LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF LENDER, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH AND BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED OR WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

7.27 INTEGRATION; INTERPRETATION. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO AS PROVIDED IN SECTION 7.12. Any reference in any of the Loan Documents to the Premises or Improvements shall include all or any part of the Premises. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

7.28 ADDENDA. The following addenda are attached hereto, are incorporated by reference herein and shall constitute a part hereof in all respects:

Definitions Addendum
Single Purpose Entity Addendum

        IN WITNESS WHEREOF, Borrower and Lender have hereunto caused this Agreement to be executed on the date first above written.

                                     LENDER:


                                     WASHINGTON MUTUAL BANK, FA

                                     By:
                                          -------------------------------------
                                     Name:  Robert J. Caverlee
                                     Title: Vice President

                                     BORROWER:

                                     BEHRINGER HARVARD 1221 COIT LP,
                                     a Texas limited partnership

                                     By:   Behringer Harvard 1221 Coit GP, LLC,
                                           a Texas limited liability company,
                                           its General Partner


                                           By:
                                              ---------------------------------
                                           Name:  Gerald J. Reihsen, III
                                           Title:  Secretary

                                    EXHIBIT A
                             DISBURSEMENT PROCEDURES

1. DISBURSEMENT FROM ESCROW ACCOUNT. In the event Borrower is entitled to withdraw funds from the Escrow Account ("WITHDRAWAL") to pay for Leasing Commissions incurred in connection with a Qualified Lease and/or for work performed, material supplied and/or costs incurred or due in the construction of Tenant Improvements pursuant to a Qualified Lease, Borrower shall submit to:

                           Washington Mutual Bank, FA
                               Disbursement Center
                        6011 Connection Drive, Suite 500
                                Irving, TX 75039
                       Attention: Dianne D. Hollingsworth

        a written itemized statement, signed by Borrower ("APPLICATION FOR WITHDRAWAL") setting forth:

        1.1 a description of the Leasing Commissions incurred for which the Withdrawal is requested and/or the work performed, material supplied and/or costs incurred or due with respect to the Tenant Improvements for which the Withdrawal is requested; and

        1.2 the total amount incurred, expended and/or due with respect to such Leasing Commissions and/or Tenant Improvements.

2. Each Application for Withdrawal by Borrower shall constitute a representation and warranty by Borrower that Borrower is in compliance with all of the terms and conditions contained in this Agreement.

3. Borrower shall have delivered to Lender evidence acceptable to Lender which verifies the costs incurred and paid by Borrower, or to be paid by the proceeds of the Withdrawal, for which reimbursement or proceeds are being sought hereunder. With respect to Tenant Improvements, such evidence shall include, but not be limited to, copies of invoices aggregating the amount of such Withdrawal and a certification from Borrower stating: (i) the nature and type of Tenant Improvements installed and/or constructed; (ii) that all Tenant Improvements have been installed and/or constructed in a good and workmanlike manner; and
        (iii) that the Tenant Improvements and all work associated therewith have been paid for in full (or will be paid in full by the proceeds of such Withdrawal). Lender shall have the right to further condition the disbursement of such Withdrawal upon Lender's receipt and approval of the following: (x) Lender's inspection of the Tenant Improvements and confirmation that such Tenant Improvements have been completed and conform to all governmental requirements; (y) waivers and releases of any mechanics' lien, equitable lien claim or other lien claim rights; and (z) evidence that any goods, materials, supplies, fixtures or other work in process for which such Withdrawal is requested have been incorporated into the Tenant Improvements.

4. With respect to each Application for Withdrawal, Borrower shall have delivered to Lender: (i) a fully-executed copy of the Qualified Lease then in force and effect pursuant to which the Tenant Improvements have been installed and/or constructed and/or the Leasing Commissions have been incurred and/or paid; and (ii) a fully-executed subordination, non-disturbance and attornment agreement from each such Qualified Tenant acceptable to Lender in its sole and absolute discretion.

5. Borrower acknowledges that this approval process may result in disbursement delays and Borrower hereby consents to all such delays.

                                    EXHIBIT B
                                 LOAN DOCUMENTS

1.      Loan Agreement;

2.      Note;

3.      Mortgage;

4.      Assignment of Management Agreement;

5.      Repayment Guaranty;

6.      Notice and Agreement;

7.      FIRPTA Certification;

8.      UCC Financing Statement(s).

                              DEFINITIONS ADDENDUM

This Addendum is attached to, incorporated into and forms an integral part of, that certain Loan Agreement dated as of October 4, 2004, by and between WASHINGTON MUTUAL BANK, FA and BEHRINGER HARVARD 1221 COIT LP, a Texas limited partnership, as if the following terms and provisions were set forth in full in the body thereof:

        The following terms shall have the following meanings:

        "AGREEMENT" means the Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

        "APPROVED LEASE FORM" means Borrower's standard form of lease agreement submitted to and approved by Lender, in writing, prior to the Effective Date or otherwise approved in writing by Lender.

        "AS-IS APPRAISED VALUE" means the value of the Premises determined on an "as-is" basis pursuant to a Premises Appraisal.

        "ASSUMED DEBT SERVICE" means the sum of all principal and interest payments that would be due and payable during the applicable Twelve Month Reference Period if the Note was a fixed-rate, self-amortizing term note providing for an annual rate of interest equal to the Assumed Interest Rate and equal monthly principal and interest payments sufficient to fully amortize the outstanding principal balance of the Note at the applicable Determination Date over ten (10) years.

        "ASSUMED INTEREST RATE" means an annual rate of interest equal to seven percent (7%).

        "BUSINESS DAY" means a day of the week (but not a Saturday, Sunday or holiday) on which Lender's primary place of servicing commercial mortgage loans is open and operating. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

        "CHARGES" has the meaning ascribed to it in SUBSECTION 7.25(B)(II) of the Agreement.

        "CODE" means the Internal Revenue Code of 1986, as amended to date, and as it may be further amended from time to time, any successor statutes thereto, together with applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

        "COLLATERAL" has the meaning set forth in the Mortgage.

        "COMMITMENT AMOUNT" means SIX MILLION FIVE HUNDRED THOUSAND and No/100 Dollars ($6,000,000.00).

        "COMPUSA/TELVISTA LEASE" has the meaning ascribed to it in SUBSECTION 2.6(H) of the Agreement.

        "COST OF THE PREMISES" means ELEVEN MILLION TWENTY ONE THOUSAND AND NO/100 DOLLARS ($11,021,000.00).

        "DEBT SERVICE COVERAGE RATIO" means the result, expressed in terms of a ratio, determined by dividing the Net Operating Income for the applicable period by the Assumed Debt Service.

        "DETERMINATION DATE" means any date on which the Debt Service Coverage Ratio is to be calculated for purposes of the Agreement or for purposes of the Guaranty.

        "DISBURSEMENT DATE" means the date on which Lender first disburses any portion of the Loan proceeds to Borrower.

        "EFFECTIVE DATE" has the meaning ascribed to it in the preamble of the Agreement.

        "ENTITY" means a: (a) corporation, (b) limited or general partnership,
(c) limited liability company or (d) trust or trustee(s) acting with respect to property held in trust.

        "ENVIRONMENTAL ACTIVITY OR CONDITION" means the presence, use, generation, manufacture, production, processing, storage, release, threatened release, discharge, disposal, treatment or transportation of any Hazardous Material on, onto, in (or within), under, over or from the Premises, or within any Improvement on the Premises, or the violation of any Environmental Law because of the condition of, or activity on, the Premises.

        "ENVIRONMENTAL LAWS" means any federal, state or local law whether common law, court or administrative decision, ordinance, regulation, rule, court order or decree, or administrative order or any administrative policy or guideline concerning action levels of a governmental authority relating to the environment, public health, any Hazardous Material or any Environmental Activity or Condition on, under or about the Premises, in effect from time to time.

        "ESCROW ACCOUNT" means a blocked collateral deposit account with, and controlled by, Lender, Account Number 0095-0000818930-2, in the name of Borrower and into which Tenant Improvement Reserve Deposits and the Telvista Early Termination Fee, if any, will be deposited.

        "EVENT OF DEFAULT" has the meaning set forth in the Mortgage.

        "FIRST EXTENDED MATURITY DATE" means October 4, 2008.

        "GOVERNMENTAL AUTHORITY" means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Borrower or the Premises.

        "GROSS OPERATING INCOME" means the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Premises) discounts or credits to Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any person with respect to Borrower's ownership, use, development, operation, leasing, franchising, marketing or licensing of the Premises.

        "GUARANTOR" means any Person who, or which, in any manner, is or becomes obligated to Lender under any guaranty or indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require). The initial Guarantor is Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership.

        "GUARANTY" means that certain Repayment Guaranty, if any, of even date herewith executed by Guarantor in favor of Lender, as the same may from time to time hereafter be modified, supplemented or amended, provided that if no such Guaranty exists, all references in the Loan Documents to Guarantor and the Guaranty are hereby deleted.

        "HAZARDOUS MATERIALS" means any hazardous or toxic material, substance, pollutant, allergen, irritant, contaminant or waste, or similar terms, defined by or regulated as such under any Environmental Laws, including, but not limited to, petroleum and petroleum products, fungus, mold, mildew, spores or other biological or microbial agents the presence of which may adversely affect human health, impair occupancy or materially adversely affect the value or utility of the Premises, but such term shall not include supplies for cleaning and maintenance in commercially reasonable amounts required for use in the ordinary course of business, provided such items are incidental to the use of the Premises and are stored and used in compliance with all Environmental Laws.

        "IMPROVEMENTS" has the meaning set forth in the Mortgage.

        "INDEBTEDNESS" has the meaning set forth in the Mortgage.

        "INDEMNIFIED PARTIES" means (1) Lender and (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Lender, (3) the directors, officers, employees and agents of Lender and such other entities, (4) if the Mortgage is a deed of trust, any Person in its capacity as trustee under such deed of trust and (5) the successors, heirs and assigns of the Persons described in foregoing clauses
(1) through (4).

        "INTEREST OWNERS" means any Person owning an interest (directly or indirectly) in Borrower.

        "LAND" has the meaning set forth in the Mortgage.

        "LEASES" has the meaning provided in the Mortgage.

        "LEASING COMMISSIONS" means leasing commissions, brokerage fees or similar fees incurred by Borrower and payable to an unaffiliated, licensed real estate broker in the negotiation, delivery and execution of a Qualified Lease.

        "LEGAL REQUIREMENTS" has the meaning provided in the Mortgage.

        "LOAN DOCUMENTS" means those documents set forth on EXHIBIT B attached hereto and made a part hereof, together with any other documents executed and delivered in connection with the Loan, as the same may be modified, supplemented or amended.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect upon: (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or (iii) the value of (x) the Collateral taken as a whole or (y) the Premises.

        "MATURITY DATE" means October 4, 2007, as the same may be extended pursuant to SECTIONS 2.4 AND 2.5 of the Agreement.

        "MAXIMUM LAWFUL RATE" has the meaning ascribed to it in SUBSECTION 7.25(B)(II) of the Agreement.

        "MORTGAGE" means the mortgage, deed of trust, trust deed or deed to secure debt as applicable, dated the date hereof, executed by Borrower and delivered to Lender as security for the Loan, as the same may be modified, supplemented, consolidated or amended.

        "NET OPERATING INCOME" means the difference between Gross Operating Income for the applicable Twelve Month Reference Period and Operating Expenses for the same Twelve Month Reference Period.

        "NOTE" means and refers to the secured promissory note evidencing the Loan, dated as of the date hereof, made by Borrower to Lender, as such promissory note may be modified, amended, supplemented, extended or consolidated, and any note(s) issued in exchange therefor or in replacement thereof.

        "NOTICE" means any notice given or required to be given under the Loan Documents.

        "OPERATING EXPENSES" means Permitted Operating Expenses calculated on an accrual basis for the applicable period; PROVIDED, HOWEVER, Operating Expenses shall not include any interest or principal payments on the Loan or any allowance for depreciation or amortization.

        "ORIGINAL MATURITY DATE" means the Maturity Date.

        "PERMITTED ENCUMBRANCES" means: (i) liens for real estate taxes and assessments not yet due and payable; and (ii) title exceptions previously approved by Lender and shown in the Title Insurance Policy.

        "PERMITTED OPERATING EXPENSES" means the following expenses to the extent that such expenses are reasonable in amount and customary for properties of this type: (i) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Premises; (ii) taxes, assessments and common area maintenance charges imposed upon the Premises to the extent that such taxes, assessments and common area maintenance charges are required to be paid by Borrower and are actually paid by Borrower; (iii) bond assessments; and (iv) insurance premiums for casualty insurance and liability insurance carried in connection with the Premises; PROVIDED, HOWEVER, if any, insurance is maintained as part of a blanket policy covering the Premises and other properties, the insurance premium included in this subparagraph shall be the premium fairly allocable to the Premises. Permitted Operating Expenses shall not include any interest or principal payments on the Loan or any allowance for depreciation or amortization.

        "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

        "PREMISES" has the meaning set forth in the Mortgage.

        "PREMISES APPRAISAL" means an appraisal of the Premises or a portion thereof by a licensed appraiser, using a methodology and in form and substance acceptable to Lender in its sole and absolute discretion.

        "QUALIFIED LEASE" means a lease of all or a portion of the Premises by a Qualified Tenant pursuant to an Approved Lease Form upon terms and conditions and at rental rates approved, in writing, by Lender in its sole and absolute discretion.

        "QUALIFIED TENANT" means a reputable, credit worthy tenant approved, in writing, by Lender in its sole and absolute discretion.

        "RELATED INDEBTEDNESS" has the meaning ascribed to it in SUBSECTION 7.25(B)(II) of the Agreement.

        "RENTS" has the meaning provided in the Mortgage.

        "SECOND EXTENDED MATURITY DATE" means October 4, 2009.

        "SECURITY DEPOSITS" means all security deposits held or to be held with respect to the Premises, pursuant to all Qualified Leases and other licenses or agreements for the use or occupancy of space in the Premises.

        "SURVEY" means a survey of the Premises and Improvements prepared by a licensed engineer or surveyor acceptable to Lender in accordance with the ALTA/ACSM Minimum Standard Detail Requirements and Classifications for ALTA/ACSM Land Title Surveys (1992) for an urban business district survey class.

        "STATE" means, as the context may require, any state or commonwealth in the United States of America, or the District of Columbia.

        "TAKING" has the meaning provided in the Mortgage.

        "TELVISTA" means The Telvista Company, a Delaware business trust.

        "TELVISTA EARLY TERMINATION FEE" has the meaning ascribed to it in SUBSECTION 3.2(C)(II)(C) of the Agreement.

        "TENANT IMPROVEMENT RESERVE DEPOSIT" has the meaning ascribed to it in SUBSECTION 3.2(C)(II) of the Agreement.

        "TENANT IMPROVEMENT RESERVE DEPOSITS" has the meaning ascribed to it in SUBSECTION 3.2(C)(II) of the Agreement.

        "TENANT IMPROVEMENTS" means tenant improvements and finish work performed with respect to all or any portion of the Premises pursuant to a Qualified Lease.

        "TITLE INSURANCE POLICY" means a loan policy of title insurance for the Premises in an amount (not less than the Loan) acceptable to Lender and insuring the first priority lien in favor of Lender created by the Mortgage, in each case acceptable to Lender in Lender's discretion.

        "TRANSFER" has the meaning provided in the Mortgage.

        "TWELVE MONTH REFERENCE PERIOD" means any period of twelve (12) consecutive months which ends on the last day of the most recent month before the applicable Determination Date.

        "UCC" means the Uniform Commercial Code in effect in the jurisdiction in which the relevant Collateral is located, as may be amended from time to time.

        IN WITNESS WHEREOF, Borrower and Lender have hereunto caused this Addendum to be executed on the date of the Loan Agreement of which it forms a part.

                                      LENDER:


                                      WASHINGTON MUTUAL BANK, FA

                                      By:
                                           -------------------------------------
                                      Name:  Robert J. Caverlee
                                      Title: Vice President


                                      BORROWER:


                                      BEHRINGER HARVARD 1221 COIT LP,
                                      a Texas limited partnership

                                      By:   Behringer Harvard 1221 Coit GP, LLC,
                                            a Texas limited liability company,
                                            its General Partner


                                            By:
                                               ---------------------------------
                                            Name:  Gerald J. Reihsen, III
                                            Title: Secretary

                    SINGLE PURPOSE-ENTITY ADDENDUM (LEVEL I)


This Addendum is attached to, incorporated into and forms an integral part of, that certain Loan Agreement dated as of October 4, 2004, by and between WASHINGTON MUTUAL BANK, FA and BEHRINGER HARVARD 1221 COIT LP, a Texas limited partnership, as if the following terms and provisions were set forth in full in the body thereof:

1. As used herein and in the Loan Agreement, the following terms shall have the following meanings:

(A) "SINGLE-PURPOSE ENTITY" means an Entity which, at all times since its formation and thereafter until the Indebtedness is paid in full, complies with the representations and warranties set forth in SECTION 1.2 of this Addendum.

2.      Borrower hereby represents, warrants and covenants to Lender as follows:

(A) Borrower has not and will not engage in any business unrelated to the ownership of the Premises;

(B) Borrower has not and will not have any assets other than the Premises (and personal property incidental to the ownership and operation of the Premises);

(C) Borrower has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or limited partnership agreement, as applicable;

(D) Borrower, without the unanimous consent of all of its directors, general partners or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings;

(E)     Borrower has no indebtedness (and will have no indebtedness) other than
(i) the Loan; and (ii) unsecured trade debt not to exceed $250,000.00 in the aggregate, which is not evidenced by a note and is incurred in the ordinary course of Borrower's business in connection with owning, operating and maintaining the Premises and is paid within thirty (30) days from the date incurred;

(F) Borrower has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

(G) Borrower has not and will not acquire obligations or securities of its shareholders, partners or members, as applicable;

(H) Borrower has not and will not pledge its assets for the benefit of any other person or entity; and

(I)     Borrower has not made and will not make loans to any person or entity.

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        IN WITNESS WHEREOF, Borrower and Lender have hereunto caused this
Addendum to be executed on the date of the Loan Agreement of which it forms a part.

                                      LENDER:


                                      WASHINGTON MUTUAL BANK, FA

                                      By:
                                           -------------------------------------
                                      Name:  Robert J. Caverlee
                                      Title:  Vice President


                                      BORROWER:


                                      BEHRINGER HARVARD 1221 COIT LP,
                                      a Texas limited partnership

                                      By:   Behringer Harvard 1221 Coit GP, LLC,
                                            a Texas limited liability company,
                                            its General Partner


                                            By:
                                               ---------------------------------
                                            Name:  Gerald J. Reihsen, III
                                            Title:  Secretary



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